UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 19, 2015, Intel Corporation (“Intel”) presented business and financial information to institutional investors, analysts, members of the press and the general public at a publicly available webcast meeting (the “Investor Meeting”). Attached hereto as exhibits and incorporated by reference herein are the Investor Meeting presentations made by Brian Krzanich, Chief Executive Officer; William Holt, Executive Vice President, General Manager of the Technology and Manufacturing Group; Stacy Smith, Executive Vice President and Chief Financial Officer; Diane Bryant, Senior Vice President, General Manager of the Data Center Group; and Kirk Skaugen, Senior Vice President, General Manager of the Client Computing Group, respectively. During the course of the Investor Meeting, Intel’s executives discussed the company’s corporate strategy, advancing Moore’s Law, financial performance, and business updates. The presentations include forward-looking statements and accompanying Risk Factors. These presentations are among the several presentations made by Intel executives at the Investor Meeting, each of which may be found at intc.com.

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description

99.1	Investor Meeting Presentation by Brian Krzanich, dated November 19, 2015

99.2	Investor Meeting Presentation by William Holt, dated November 19, 2015

99.3	Investor Meeting Presentation by Stacy Smith, dated November 19, 2015

99.4	Investor Meeting Presentation by Diane Bryant, dated November 19, 2015

99.5	Investor Meeting Presentation by Kirk Skaugen, dated November 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: November 19, 2015	/s/ Suzan A. Miller
Suzan A. Miller
Vice President, Deputy General Counsel and
Corporate Secretary